UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 6, 2017 (February 28, 2017)

GameStop Corp.
(Exact name of Registrant as specified in its charter)

Delaware	1-32637	20-2733559
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

625 Westport Parkway
Grapevine, TX 76051
(817) 424-2000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 28, 2017, the Board of Directors (the “Board”) of GameStop Corp. (the “Company”) amended and restated the Company’s Bylaws to implement proxy access as a means for the Company’s stockholders to include stockholder-nominated director candidates in the Company’s proxy materials for its annual meeting of stockholders if certain qualifying conditions are met, and make certain administrative and conforming changes. The amendments were effective upon approval, with proxy access first being available for the Company’s 2018 Annual Meeting of Stockholders.

The amended and restated Bylaws add to Article III a new Section 3A, which permits a qualifying stockholder (or a group of up to 25 stockholders) owning at least 3% of the Company’s outstanding common stock continuously for at least three years to nominate, and include in the Company’s annual meeting proxy materials, qualifying director nominees constituting up to the greater of two directors or 25% of the Board, subject to reduction in certain circumstances and provided that the shareholders and nominees satisfy the eligibility, procedural and other requirements specified in the Bylaws.

The preceding summary is qualified in its entirety by reference to the Bylaws, as amended through February 28, 2017. The Bylaws, as amended and restated, and a copy of the amended provisions marked to show changes from the prior provisions, are included as Exhibits 3.2.1 and 3.2.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) The following exhibits are filed with this Form 8-K:

3.2.1	Fifth Amended and Restated Bylaws of GameStop Corp.

3.2.2	Fifth Amended and Restated Bylaws of GameStop Corp. (marked to show changes from Fourth Amended and Restated Bylaws of GameStop Corp.)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMESTOP CORP.
(Registrant)

Date:	March 6, 2017	By:	/s/ ROBERT A. LLOYD
Name: Robert A. Lloyd Title: Executive Vice President and Chief Financial Officer